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                                                                   Exhibit 10.53


                        MODIFICATION TO SUBORDINATED NOTE

The Subordinated Note dated January 25, 2002, from Integrated Information Systems, Inc. ("Borrower") to AnchorBank, fsb ("Lender") in the original principal amount of Four Million Two Hundred Fifty Thousand and no/100 Dollars ($4,250,000.00) is hereby modified effective October 14, 2002, as follows:

1. That the total principal amount of said Subordinated Note is Four Million Seven Hundred Fifty Thousand and no/100 Dollars ($4,750,000.00), which amount includes the addition for accounts receivable of Goliath Networks, Inc., purchased under Paragraph 2.4(b) of the Master Transaction Agreement by and among Integrated Information Systems, Inc., Goliath Networks, Inc., Michael S. Polsky as Receiver for Goliath Networks, Inc., Mark E. Bakken, and AnchorBank, fsb, dated December 21, 2001, as amended January 23, 2002, and that certain closing Agreement Re: Sale of Accounts Receivable by and between Integrated Information Systems, Inc., and AnchorBank, fsb, dated January 25, 2002.

2. That the occurrence of any default under the terms of said Note shall constitute a default on any other instrument, agreement, loan, or credit facility evidencing any indebtedness of Borrower to Lender.

3. That a default on any other instrument, agreement, loan, or credit facility evidencing any indebtedness of Borrower to Lender shall constitute a default on said Subordinated Note.

4. That said Subordinated Note is secured by an existing Selective Business Security Agreement and a General Business Security Agreement entered into in connection herewith between Lender and Borrower, and payment may be accelerated under the terms of either of said agreements.

5. That in addition to Lender's common law right of setoff, Borrower hereby grants lender a security interest and lien in any deposit account Borrower may at any time have with Lender.

6. That all other terms of said Note remain in full force and effect except to the extent they conflict with the amendments set forth herein.

Dated this 14th day of October, 2002.

                                          INTEGRATED INFORMATION SYSTEMS, INC,
                                          a Delaware Corporation

                                    BY:   /s/ James G. Garvey, Jr.

                                          Jim Garvey

STATE OF Arizona                    )
                                    )     ss.
COUNTY OF Maricopa                  )

         On this 14th day of October, 2002, before me personally appeared Jim Garvey, the CEO of Integrated Information Systems, Inc., a Delaware corporation, who acknowledged himself to be such officer of such corporation, to me known to be the person who executed the foregoing instrument on behalf of and by the authority of such corporation and acknowledged the same.

         IN WITNESS WHEREOF, I hereunto set my hand and notarial seal.


                                            /s/ Doreen Moschcau
                                            Notary Public, State of Arizona
                                            My Commission Expires 12/25/2003